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                                 EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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     As independent public accountants, we hereby consent to the inclusion in this Amendment No. 1 to the registration statement of our report dated
January 25, 1999 included in Halliburton Company's Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement. In said report, Arthur Andersen LLP states that with respect to Dresser Industries, Inc., for each of the two years in the period ended December 31, 1997, its opinion is based on the reports of other independent public accountants, namely PricewaterhouseCoopers whose report thereon appears herein. The financial statements referred to above have been included herein in reliance on the report of such independent accountants given on the authority of PricewaterhouseCoopers as experts in auditing and accounting.


/s/ Arthur Andersen LLP
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Arthur Andersen LLP
Dallas, Texas
September 10, 1999